Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ceautamed Worldwide, LLC

Doral, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated October 12, 2022, related to the audit of the consolidated financial statements of Ceautamed Worldwide, LLC as of and for the year ended and 2021 in the Registration Statement on Form S-3 filed by Smart for Life, Inc. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Daszkal Bolton, LLP

Fort Lauderdale, Florida

March 31, 2023